 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2003

                                                 REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                 SCANSOFT, INC.
               (Exact name of issuer as specified in its charter)

              DELAWARE                                  94-3156479
    (State or other jurisdiction                     (I.R.S. employer
  of incorporation or organization)                identification number)

                9 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960
               (Address of principal executive offices) (Zip Code)

                   SCANSOFT, INC. 2000 NONSTATUTORY STOCK PLAN
      AMENDED AND RESTATED SCANSOFT, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN SCANSOFT 2003 STOCK PLAN (FORMERLY THE SPEECHWORKS INTERNATIONAL, INC.
               2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN)
              SCANSOFT, INC. STAND-ALONE STOCK OPTION AGREEMENT (A)
                              (Full title of plans)

                                   DAVID GERTH
                             CHIEF FINANCIAL OFFICER
                                 SCANSOFT, INC.
                9 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960
                     (Name and address of agent for service)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (978) 977-2000

                                   Copies to:

                            KATHARINE A. MARTIN, ESQ.
                      WILSON SONSINI GOODRICH & ROSATI, PC
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE               AMOUNT TO BE        OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
         REGISTERED                       REGISTERED*               SHARE                 PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par                3,000,000 shares          $ 4.475**            $13,425,000         $1,086.08
value, to be issued upon the
exercise of options granted
under the ScanSoft, Inc. 2000
Nonstatutory Stock Plan.****

Common Stock, $0.001 par                  500,000 shares          $ 4.475**            $ 2,237,500         $  181.01
value, to be issued under
the Amended and Restated
ScanSoft, Inc. 1995 Stock
Purchase Plan.****

Common Stock, $0.001 par                4,122,430 shares          $ 4.475**            $18,447,874         $1,492.43
value, to be issued upon the
exercise of options granted
under the ScanSoft 2003
Stock Plan.****

Common Stock, $0.001 par                   10,000 shares          $1.7200***           $    17,200         $    1.39
value, to be issued upon the
exercise of options granted
under the ScanSoft, Inc.
Stand-Alone Stock Option
Agreement (A).****

Total                                   7,632,430 shares                               $34,127,574         $2,760.92

* This registration Statement shall be deemed to cover any additional shares of the Registrant's Common Stock that become issuable under the above listed plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, on the basis of $4.475 per share, the average of the high and low prices per share of the Common Stock as reported on the NASDAQ National Market on September 10, 2003.

*** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of $1.7200 per share, the price at which the option granted pursuant to the Agreement may be exercised.

**** Pursuant to a Preferred Shares Rights Agreement dated as of October 23,
     1996, one preferred share purchase right will be issued with each share of common stock issued by the Registrant. The rights currently are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of ScanSoft, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and
(iii) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 20, 1995, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to

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Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation eliminates the liability of our directors to us for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to us or our stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

Our Bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether we would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. We currently have secured such insurance on behalf of our officers and directors.

We have entered into agreements to indemnify our directors and officers, in addition to indemnification provided for in our Bylaws. Subject to certain conditions, these agreements, among other things, indemnify our directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of ScanSoft, arising out of such person's services as a director or officer of our company, any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

4.1      ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

4.2      Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan.

4.3      ScanSoft 2003 Stock Plan.

4.4      ScanSoft, Inc. Stand-Alone Stock Option Agreement (A)

5.1      Opinion of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc.

10.1     Form of Indemnification Agreement.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc. (included in Exhibit 5.1 above).

24.1     Power of Attorney.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

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               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts on the 12th day of September, 2003.

                         SCANSOFT, INC.

                         By /s/ Paul A. Ricci
                            -------------------------
                                  Paul A. Ricci
                            Chairman of the Board and
                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                     TITLE                              DATE
          ---------                                     -----                              ----

/s/ Paul A. Ricci
-------------------------------            Chairman of the Board and Chief           September 12, 2003
          Paul A. Ricci                    Executive Officer (Principal
                                           Executive Officer)

/s/ David A. Gerth
-------------------------------            Senior Vice President and Chief           September 12, 2003
        David A. Gerth                     Financial Officer (Principal
                                           Financial Officer)

/s/ Gerald C. Kent, Jr.
-------------------------------            Chief Accounting Officer and              September 12, 2003
       Gerald C. Kent, Jr.                 Corporate Controller (Principal
                                           Accounting Officer)
Directors:

                 *
-------------------------------
          Paul A. Ricci                    Chairman of the Board                     September 12, 2003

                 *
-------------------------------
         Stuart Patterson                  Director                                  September 12, 2003

                 *                         Director                                  September 12, 2003
-------------------------------
          Robert G. Teresi

                 *                         Director                                  September 12, 2003
-------------------------------
       Katharine A. Martin.

                 *                         Director                                  September 12, 2003
-------------------------------
      Robert J. Frankenberg

                 *                         Director                                  September 12, 2003
-------------------------------
          Mark B. Myers

                 *                         Director                                  September 12, 2003
-------------------------------
          Robert Finch

                 *                         Director                                  September 12, 2003
-------------------------------
          John Freker

*By  /s/ David A. Gerth
   ----------------------------
        David A. Gerth
       Attorney-in-Fact

                                  EXHIBIT INDEX

4.1      ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

4.2      Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan.

4.3      ScanSoft, Inc. 2003 Stock Plan.

4.4      ScanSoft, Inc. Stand-Alone Stock Option Agreement (A)

5.1      Opinion of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc.

10.1     Form of Indemnification Agreement.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc. (included in Exhibit 5.1 above).

24.1     Power of Attorney.

                                       6